                                                                      Exhibit 11
                                                                      ----------

                    COMPUTER NETWORK TECHNOLOGY CORPORATION

 Statement Re: Computation of Net Income Per Common and Common Equivalent Share

                                  (Unaudited)

                                                  Three Months Ended            Nine Months Ended
                                                    September 30,                 September 30,
                                                 1996           1995           1996           1995
                                              -----------    -----------    -----------    -----------
Net Income                                    $ 1,076,238    $   466,999    $ 2,276,342    $ 4,648,276
                                              ===========    ===========    ===========    ===========
Primary Earnings Per Share:
---------------------------
Weighted average number of common
  shares outstanding                           23,352,275     22,839,990     23,196,271     22,599,576

Dilutive effect of outstanding common
  equivalent shares                               339,110        962,276        421,483      1,024,573
                                              -----------    -----------    -----------    -----------
Weighted average number of common and
  common equivalent shares outstanding         23,691,385     23,802,266     23,617,754     23,624,149
                                              ===========    ===========    ===========    ===========
Net income per common and common
  equivalent share                                   $.05           $.02           $.10           $.20
                                              ===========    ===========    ===========    ===========

Fully Diluted Earnings Per Share:
---------------------------------
Weighted average number of common
  shares outstanding                           23,352,275     22,839,990     23,196,271     22,599,576

Dilutive effect of outstanding common
  equivalent shares                               339,110        962,276        422,714      1,104,877
                                              -----------    -----------    -----------    -----------
Weighted average number of common and
  common equivalent shares outstanding         23,691,385     23,802,266     23,618,985     23,704,453
                                              ===========    ===========    ===========    ===========
Net income per common and common
  equivalent share                                   $.05           $.02           $.10           $.20
                                              ===========    ===========    ===========    ===========


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